Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Brian T. Crowley, President and Chief Executive Officer, certify that:
1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation as of March 31, 2007.

Date: May 10, 2007	/s/ Brian T. Crowley
Brian T. Crowley
President and Chief Executive Officer